                                                                    Exhibit 99.1




                       COMMUNITY SAVINGS BANKSHARES, INC.

                            North Palm Beach, Florida

                        CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

                                    CONTENTS

REPORT OF INDEPENDENT AUDITORS.............................................  1


CONSOLIDATED FINANCIAL STATEMENTS

     CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION........................  2

     CONSOLIDATED STATEMENTS OF INCOME.....................................  3

     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY............  4

     CONSOLIDATED STATEMENTS OF CASH FLOWS.................................  6

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS............................  7

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Community Savings Bankshares, Inc.
North Palm Beach, Florida

We have audited the accompanying consolidated statements of financial condition of Community Savings Bankshares, Inc. ("Bankshares") as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of Bankshares' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of Bankshares as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with auditing principles generally accepted in the United States of America.

                                       Crowe, Chizek and Company LLP

Ft. Lauderdale, Florida
February 7, 2002

                       COMMUNITY SAVINGS BANKSHARES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           December 31, 2001 and 2000
                                 (in thousands)



                                                                                     2001               2000
                                                                                  ---------           ---------
ASSETS
Cash and amounts due from depository institutions                                 $  18,816           $  17,844
Interest-earning deposits                                                            85,271              27,274
                                                                                  ---------           ---------
     Cash and cash equivalents                                                      104,087              45,118

Securities available for sale                                                        89,164             131,418
Securities held to maturity (approximate fair value -
  2001 - $31,701; 2000 - $36,736)                                                    28,931              34,025
Loans receivable, net of allowance for loan losses
  (2001 - $9,243; 2000 - $3,875)                                                    663,419             691,294
Accrued interest receivable                                                           3,565               4,363
Federal Home Loan Bank stock - at cost                                                8,063               8,063
Premises and equipment, net                                                          28,712              25,323
Real estate held for investment                                                       2,493               2,193
Investment in and advances to real estate venture                                    20,607              14,612
Real estate owned, net                                                                  194                 170
Other assets                                                                          6,292               6,126
                                                                                  ---------           ---------

     Total assets                                                                 $ 955,527           $ 962,705
                                                                                  =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
     Demand deposits                                                              $  52,249           $  44,662
     NOW deposits                                                                    85,654              79,110
     Savings deposits                                                                41,744              34,506
     Money market deposits                                                          146,884              91,214
     Certificates of deposit                                                        359,747             431,577
                                                                                  ---------           ---------
         Total deposits                                                             686,278             681,069

Mortgage-backed bond, net                                                            12,645              13,582
Advances from Federal Home Loan Bank                                                134,143             146,714
Advances by borrowers for taxes and insurance                                           712               1,153
Other liabilities                                                                     6,664               7,724
                                                                                  ---------           ---------
     Total liabilities                                                              840,442             850,242

Shareholders' equity
     Preferred stock ($1 par value per share), 10,000,000
       authorized shares, no shares issued                                               --                  --
     Common stock ($1 par value per share), 60,000,000
       authorized shares: 2001 - 8,660,254; 2000 - 8,542,363
       shares issued and outstanding                                                 10,571              10,571
     Additional paid-in capital                                                      94,464              94,043
     Retained income - substantially restricted                                      38,214              39,832
     Common stock purchased by Employee Stock Ownership Plan                         (3,502)             (4,038)
     Common stock issued to Recognition and Retention Plans                          (1,182)             (1,907)
     Accumulated other comprehensive income                                             224                (855)
     Treasury stock, at cost:  2001 - 1,910,886; 2000 - 2,028,777 shares            (23,704)            (25,183)
                                                                                  ---------           ---------
         Total shareholders' equity                                                 115,085             112,463
                                                                                  ---------           ---------

              Total liabilities and shareholders' equity                          $ 955,527           $ 962,705
                                                                                  =========           =========



          See accompanying notes to consolidated financial statements.

                       COMMUNITY SAVINGS BANKSHARES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  Years ended December 31, 2001, 2000 and 1999
                                 (in thousands)



                                                                             2001                   2000                   1999
                                                                         ------------           ------------           ------------
Interest income
     Loans                                                               $     53,154           $     50,565           $     44,515
     Securities                                                                 9,435                 12,576                 11,258
     Other interest and dividend income                                         2,323                  2,519                  2,691
                                                                         ------------           ------------           ------------
                                                                               64,912                 65,660                 58,464
Interest expense
     Deposits                                                                  27,764                 27,279                 21,987
     Advances from Federal Home Loan Bank
       and other borrowings                                                     9,128                 10,223                  7,548
                                                                         ------------           ------------           ------------
                                                                               36,892                 37,502                 29,535
                                                                         ------------           ------------           ------------

NET INTEREST INCOME                                                            28,020                 28,158                 28,929

Provision for loan losses                                                       5,138                    376                    905
                                                                         ------------           ------------           ------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                            22,882                 27,782                 28,024

Other income
     Servicing income and other fees                                              224                    237                    387
     NOW account and other customer fees                                        3,928                  3,519                  3,446
     Net (loss) gain on sale and early maturities of securities                    (8)                    75                     --
     Loss on impairment of securities                                              --                   (138)                  (138)
     Net (loss) gain on real estate owned                                          28                    (18)                   (89)
     Equity in net income (loss) of real estate venture                           438                    (95)                   (38)
     Net gain on termination of defined benefit plan                               --                    289                     --
     Miscellaneous                                                                395                    395                    270
                                                                         ------------           ------------           ------------
                                                                                5,005                  4,264                  3,838
Operating expense
     Employee compensation and benefits                                        13,548                 12,473                 11,853
     Occupancy and equipment                                                    5,885                  5,871                  6,017
     Advertising and promotion                                                    635                    670                    866
     Federal deposit insurance premium                                            125                    125                    342
     Miscellaneous                                                              4,969                  3,394                  3,907
                                                                         ------------           ------------           ------------
                                                                               25,162                 22,533                 22,985
                                                                         ------------           ------------           ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                        2,725                  9,513                  8,877

Provision (benefit) for income taxes
     Current                                                                    1,116                  2,637                  2,668
     Deferred                                                                    (552)                   464                   (325)
                                                                         ------------           ------------           ------------
                                                                                  564                  3,101                  2,343
                                                                         ------------           ------------           ------------

NET INCOME                                                               $      2,161           $      6,412           $      6,534
                                                                         ============           ============           ============

Basic earnings per share                                                 $       0.27           $       0.76           $       0.67
                                                                         ============           ============           ============
Diluted earnings per share                                               $       0.26           $       0.74           $       0.65
                                                                         ============           ============           ============
Weighted average common shares outstanding - basic                          8,117,497              8,432,346              9,748,916
                                                                         ============           ============           ============
Weighted average common shares outstanding - diluted                        8,405,497              8,669,726             10,123,717
                                                                         ============           ============           ============




          See accompanying notes to consolidated financial statements.

                       COMMUNITY SAVINGS BANKSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  Years ended December 31, 2001, 2000 and 1999
                                 (in thousands)

                                                                                                Accumu-
                                                                        Employee                 lated
                                                  Addi-     Retained     Stock     Recognition   Other
                                                 tional      Income-     Owner-        and      Compre-
                                       Common    Paid-In  Substantially   ship      Retention   hensive     Treasury
                                       Stock     Capital   Restricted     Plan        Plans      Income       Stock       Total
                                     ---------  --------- ------------- ---------  -----------  ---------   ---------   ---------
BALANCE - DECEMBER 31, 1998          $  10,549  $  93,268   $  35,545   $  (5,407)  $    (237)  $    (432)  $      --   $ 133,286
Net income                                  --         --       6,534          --          --          --          --       6,534
Other comprehensive income:
    Unrealized decrease in
     market value of securities
     available for sale (net of
     income taxes)                          --         --          --          --          --      (2,926)         --      (2,926)
                                                                                                                        ---------
       Comprehensive income                                                                                                 3,608

Stock options exercised                     22         99          --          --          --          --          88         209
Shares committed to be released -
 Employee Stock Ownership Plan
 and Recognition and Retention
 Plans                                      --        371          --         685         539          --          --       1,595
Purchase of common stock by 1999
 and 1995 Recognition and
 Retention Plans                            --         60         (95)         --      (2,888)         --          --      (2,923)
Cost of stock issuance                      --        (54)         --          --          --          --          --         (54)
Purchase of treasury stock                  --         --          --          --          --          --     (15,905)    (15,905)
Dividends declared                          --         --      (4,115)         --          --          --          --      (4,115)
                                     ---------  ---------   ---------   ---------   ---------   ---------   ---------   ---------


BALANCE - DECEMBER 31, 1999             10,571     93,744      37,869      (4,722)     (2,586)     (3,358)    (15,817)    115,701
Net income                                  --         --       6,412          --          --          --          --       6,412
Other comprehensive income
    Unrealized increase in market
     value of securities available
     for sale (net of income taxes)         --         --          --          --          --       2,503          --       2,503
                                                                                                                        ---------
       Comprehensive income                 --         --          --          --          --          --          --       8,915

Stock options exercised                     --         --        (986)         --          --          --       1,740         754
Shares committed to be released -
 Employee Stock Ownership Plan and
 Recognition and Retention Plans            --        299          --         684         679          --          --       1,662
Stock benefit plan tax adjustment           --         --         159          --          --          --          --         159
Purchase of treasury stock                  --         --          --          --          --          --     (11,106)    (11,106)
Dividends declared                          --         --      (3,622)         --          --          --          --      (3,622)
                                     ---------  ---------   ---------   ---------   ---------   ---------   ---------   ---------





                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  Years ended December 31, 2001, 2000 and 1999
                                 (in thousands)

                                                                                                Accumu-
                                                                        Employee                 lated
                                                  Addi-     Retained     Stock     Recognition   Other
                                                 tional      Income-     Owner-        and      Compre-
                                       Common    Paid-In  Substantially   ship      Retention   hensive     Treasury
                                       Stock     Capital   Restricted     Plan        Plans      Income       Stock       Total
                                     ---------  --------- ------------- ---------  -----------  ---------   ---------   ---------

BALANCE - DECEMBER 31, 2000          $  10,571  $  94,043   $  39,832   $  (4,038)  $  (1,907)  $    (855)  $ (25,183)  $ 112,463
Net income                                  --         --       2,161          --          --          --          --       2,161
Other comprehensive income
    Unrealized increase in market
     value of securities available
     for sale (net of income taxes)         --         --          --          --          --       1,079          --       1,079
                                                                                                                        ---------
       Comprehensive income                 --         --          --          --          --          --          --       3,240

Stock options exercised                     --         --        (526)         --          --          --       1,479         953
Shares committed to be released -
 Employee Stock Ownership Plan and
 Recognition and Retention Plans            --        421          --         536         725          --          --       1,682
Stock benefit plan tax adjustment           --         --         317          --          --          --          --         317
Dividends declared                          --         --      (3,570)         --          --          --          --      (3,570)
                                     ---------  ---------   ---------   ---------   ---------   ---------   ---------   ---------


BALANCE - DECEMBER 31, 2001          $  10,571  $  94,464   $  38,214   $  (3,502)  $  (1,182)  $     224   $ (23,704)  $ 115,085
                                     =========  =========   =========   =========   =========   =========   =========   =========





          See accompanying notes to consolidated financial statements.

                       COMMUNITY SAVINGS BANKSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 2001, 2000 and 1999
                                 (in thousands)


                                                                                2001              2000              1999
                                                                              ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                $   2,161         $   6,412         $   6,534
    Adjustments to reconcile net income to net
      cash from operating activities
       Depreciation and amortization                                              2,258             2,209             2,297
       ESOP and Recognition and Retention Plans
         compensation expense                                                     1,999             1,821             1,595
       Accretion of discounts, amortization of premiums
         and other deferred yield items                                          (2,065)           (1,782)           (1,572)
       Provision for loan losses                                                  5,138               376               905
       Loss (gain) on sale of securities available for sale                           8               (75)               --
       Impairment loss on securities                                                 --               138               138
       (Increase) decrease in other assets                                          297              (388)            1,469
       Increase (decrease) in other liabilities                                  (2,041)           (1,016)             (369)
                                                                              ---------         ---------         ---------
          Net cash from operating activities                                      7,755             7,695            10,997

CASH FLOWS FROM INVESTING ACTIVITIES
    Net change in loans                                                          27,192           (45,563)          (65,004)
    Principal payments, calls and maturities received
      on securities and FHLB stock                                               53,463            11,237            35,091
    Purchases of
       Loans and participations                                                  (4,144)          (37,738)           (6,066)
       Securities available for sale and FHLB stock                              (2,750)           (3,688)          (76,167)
       Office property and equipment, net                                        (5,083)           (2,454)           (2,628)
    Proceeds from payoff of:  Securities available for sale                         246            15,075                --
    Investment in real estate venture and real estate
      held for investment                                                        (6,409)           (2,979)          (11,633)
                                                                              ---------         ---------         ---------
       Net cash from investing activities                                        62,515           (66,110)         (126,407)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposits                                                      5,209            67,126            19,543
    Advances from FHLB                                                               --            70,000            65,000
    Repayment of advances and calls from FHLB                                   (12,571)          (63,472)          (16,734)
    Sale of common stock-net of issuance costs                                       --                --               (54)
    Purchase of common stock by Recognition
      and Retention Plans                                                            --                --            (2,923)
    Purchase of treasury stock                                                       --           (11,106)          (15,905)
    Proceeds from exercise of stock options                                         953               754               209
    Payments made on mortgage-backed bond                                        (1,387)           (1,386)           (1,387)
    Dividends paid                                                               (3,505)           (3,622)           (4,115)
                                                                              ---------         ---------         ---------
       Net cash from financing activities                                       (11,301)           58,294            43,634
                                                                              ---------         ---------         ---------

Net increase (decrease) in cash and cash equivalents                             58,969              (121)          (71,776)

Cash and cash equivalents, beginning of period                                   45,118            45,239           117,015
                                                                              ---------         ---------         ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                      $ 104,087         $  45,118         $  45,239
                                                                              =========         =========         =========
Supplemental disclosure of cash flow information
    Cash paid for income taxes                                                $   3,149         $   3,534         $   1,829
    Cash paid for interest on deposits and other borrowings                      36,597            37,118            28,841

Supplemental disclosure of non-cash investing activities
    Real estate acquired in settlement of loans                               $     311         $     614         $     656
    Transfer of securities from held to maturity to available for sale               --                --               413




          See accompanying notes to consolidated financial statements.

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

On December 15, 1998, Community Savings Bankshares, Inc. ("Bankshares"), a Delaware corporation, became the holding company for Community Savings, F. A. (the "Association") as a result of the completion of the conversion and reorganization of the Association from the two-tier mutual holding company structure to the stock holding company structure and the related stock offering of Bankshares. In the course of this reorganization, ComFed, M. H. C. (the "Holding Company") and Community Savings Bankshares, Inc. (the "Mid-Tier Holding Company"), the Holding Company and Mid-Tier Holding Company, respectively, of the Association were merged with and into the Association. Such mergers were accounted for as an internal reorganization and did not result in any significant accounting adjustments.

The Association is chartered and regulated by the Office of Thrift Supervision (the "OTS"). Bankshares' most significant asset is the common stock of the Association. Consequently, the majority of its net income is derived from the operations of the Association.

The accounting and reporting policies of Bankshares, the Association, and the Association's wholly owned subsidiaries ComFed, Inc. ("ComFed") and Palm River Development Co., Inc. ("Palm River") conform to generally accepted accounting principles and to general practices within the savings and loan industry. The following summarizes the more significant of these policies and practices:

Principles of Consolidation - The consolidated financial statements include the accounts of Bankshares, the Association, ComFed, and Palm River. ComFed, formed in 1971, operates an insurance agency, Community Insurance Agency. Palm River, incorporated in July 1999, is engaged in a real estate development joint venture in Indian River County, Florida. (See Note 7.) All significant intercompany balances and transactions have been eliminated.

On September 9, 2001, a merger agreement was signed between Bankshares and BankAtlantic Bancorp, Inc. ("BankAtlantic"). Upon completion of the merger, each outstanding share of Bankshares' common stock will be exchanged for $19.00 in cash. The aggregate amount of the cash payment which represents the merger consideration is expected to be approximately $170.4 million. Bankshares' shareholders ratified the agreement at a shareholders' meeting on December 17,2001. The agreement is subject to approval by the OTS. The merger is expected to be completed in the first quarter of 2002.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period, as well as the disclosures provided. Areas involving the use of significant estimates and assumptions in the accompanying financial statements include the allowance for loan losses, fair values of securities and other financial instruments, determination and carrying value of impaired loans, and the determination of depreciation of premises and equipment recognized in Bankshares' financial statements. Actual results could differ from those estimates. Estimates associated with the allowance for loan losses, defined benefit plan obligation, and the fair values of securities and other financial instruments are particularly susceptible to material change in the near term.

INTEREST RATE RISK: The Association is engaged principally in providing first mortgage loans (adjustable-, fixed-, and hybrid-rate) to individuals and commercial enterprises. In addition, the Association invests in adjustable and fixed rate securities. At December 31, 2001 and 2000, the Association's assets that earned interest at adjustable interest rates comprised 53.3% and 48.0%, respectively, of total interest-earning assets. Those assets were funded primarily with short-term liabilities that have interest rates that vary with market rates over time.

CASH AND CASH EQUIVALENTS: Cash and cash equivalents are defined to include Bankshares' cash on hand, amounts due from financial institutions and short-term interest-earning deposits in other financial institutions with original maturities of 90 days or less. Bankshares reports net cash flows for customer loan and deposit transactions and advance payments by borrowers for taxes and insurance.

SECURITIES: Bankshares classifies securities into held-to-maturity and available-for-sale categories. Held-to-maturity securities are those which Bankshares has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available-for-sale securities are those Bankshares may decide to sell if needed for liquidity, asset liability management or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax, until realized or incurred. Other securities, such as Federal Home Loan Bank ("FHLB") stock are carried at cost. Securities are written down to fair value when a decline in fair value is determined not to be temporary.

Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOANS RECEIVABLE, NET: Loans receivable are reported at the unpaid principal balance, less the allowance for loan losses, deferred fees or costs on originated loans, and unamortized premiums or discounts on purchased loans.

Discounts on mortgage loans are amortized to income using the level-yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Interest income is reported on the interest method and includes amortization of net deferred fees and costs over the loan term. When full loan repayment is in doubt, interest income is not reported. Payments received on such loans are reported as principal reductions.

Because some loans may not be repaid in full, an allowance for loan losses is recorded. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are probable. Management's periodic evaluation of the adequacy of the allowance is based on the Association's past loan loss experience, known and inherent risks in the portfolio, changes in the composition of the portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, and current economic conditions. A loan is charged off against the allowance by management when deemed uncollectible, although collection efforts continue and future recoveries may occur. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowances for losses on loans and foreclosed real estate. Such agencies may require the Association to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

Loan impairment is reported when full payment under the loan terms is not expected to occur. Impairment is evaluated in the aggregate for smaller balance loans of similar nature such as residential mortgage, consumer and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of the collateral if the loan is collateral dependent. The Association's policy on interest income on impaired loans is to reverse all accrued interest against interest income if a loan becomes more than 90 days delinquent or if management determines at an earlier date that the loan is not performing and ceases accruing interest thereafter. Such interest ultimately collected is credited to income in the period of recovery.

LOANS HELD FOR SALE: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value determined on an aggregate loan basis. Net unrealized losses are recognized in a valuation allowance by charges to income.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

OFFICE PROPERTIES AND EQUIPMENT AND REAL ESTATE HELD FOR INVESTMENT: Office properties and equipment and real estate held for investment are carried at cost less accumulated depreciation. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which range from 13 to 50 years for buildings, executed lease terms for leasehold improvements, and from 3 to 10 years for furniture and equipment.

INVESTMENT IN REAL ESTATE VENTURE: The Association's wholly-owned subsidiary, Palm River, participates in the River Club at Vero Beach Joint Venture (the "River Club") real estate development and shares equally in the net profits and losses from the development with CRC Development Company. The Association accounts for Palm River's investment in the River Club using the equity method. Additional information is provided in Note 7.

REAL ESTATE OWNED: Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at lower of cost or fair value at the date of acquisition, establishing a new cost basis. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss and charged against the allowance for loan losses. After acquisition, the property is carried at fair value, less estimated costs to sell. A valuation allowance is recorded through a charge to income for the amount of selling costs. Valuations are periodically performed by management and valuation allowances are adjusted through a charge to income for changes in fair value or estimated selling costs. Costs relating to improvement of the property are capitalized, whereas costs and revenues relating to the holding of the property are expensed.

LIMITED PARTNERSHIP INVESTMENT IN QUALIFIED AFFORDABLE HOUSING PROJECT: The Association has an approximate 4% limited partner interest in three separate real estate partnerships that operate qualified affordable housing projects. The Association receives tax benefits from the partnerships in the form of tax deductions resulting from operating losses and tax credits. The Association accounts for its investments in the partnerships on the effective yield method and is amortizing the cost over the estimated lives of the partnerships (15 years). The amortized cost of the investments at December 31, 2001 and 2000 was $3.2 million and $3.6 million, respectively, and is included in other assets. Amortization for the years ended December 31, 2001, 2000, and 1999 was $455,000, $261,000, and $496,000, respectively, and is included in miscellaneous expense. In addition to the tax benefit related to the amortization, tax credits of $552,000, $305,000, and $600,000, were recognized for the years ended December 31, 2001, 2000 and 1999, respectively, as a reduction of the provision for income taxes.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES: The entities included in these consolidated financial statements file a consolidated federal income tax return. Income tax expense is recorded based on the amount of taxes due on its tax return plus the change in deferred tax assets and liabilities computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"): The ESOP for the employees of the Association is accounted for in accordance with AICPA Statement of Position 93-6. The cost of shares issued to the ESOP, but not yet allocated to participants, are presented as a reduction of shareholders' equity. Compensation expense is recorded based on the market price of the shares as they are committed to be released for allocation to participant accounts. The difference between the market price and the cost of shares committed to be released is recorded as an adjustment to additional paid-in capital. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unearned ESOP shares are reflected as a reduction of debt and accrued interest.

The agreement with BankAtlantic provides for participants to become fully vested upon the merger. In addition, all account balances are to be distributed to participants and beneficiaries after the merger takes place.

RECOGNITION AND RETENTION PLANS ("1995 RRP", "1999 RRP" OR COLLECTIVELY "RRPS"):
The RRPs are stock award plans for which the measurement of total compensation cost is based upon the fair value of the shares on the date of grant. RRP awards vest in five equal annual installments from the date of grant, subject to the continuous employment of the recipients as defined under the RRPs. Compensation expense for the RRPs is recognized on a pro rata basis over the vesting period of the awards. The unearned compensation value of the RRP awards is shown as a reduction of shareholders' equity.

According to the Plan Documents, shares held by a Recipient are deemed to be earned as of the effective date of a change in control. As a result, all unvested RRP shares become vested upon the merger of BankAtlantic and Bankshares.

STOCK OPTION PLANS ("1995 SOP" AND "1999 SOP" OR COLLECTIVELY "SOPS"): Expense for employee compensation under the SOPs would be recognized only if options are granted below the market price at the grant date which the existing SOPs do not allow. As shown in a separate note, pro forma disclosures of net income and earnings per share are provided as if the fair value method were used for stock-based compensation.

According to the Plan Documents, shares held by a Recipient are deemed to be earned as of the effective date of a change in control. As a result, all unvested Stock Options become vested upon the merger of BankAtlantic and Bankshares.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Association, in the normal course of business, makes commitments to fund loans which are not reflected in the financial statements. A summary of these commitments is disclosed in Note 12.

EARNINGS PER SHARE: Earnings per share are determined in accordance with the provisions of SFAS No. 128 "Earnings per Share" ("SFAS No. 128"). The weighted average number of shares of common stock used in calculating basic earnings per share was determined by reducing outstanding shares by unallocated ESOP shares and unvested RRP shares. Diluted earnings per share includes the maximum dilutive effect of common stock issuable upon exercise of common stock options and unallocated ESOP and RRP shares of common stock. The effect of common stock options on weighted average shares outstanding is calculated using the treasury stock method.

COMPREHENSIVE INCOME: Comprehensive income includes both net income and the change in unrealized gains and losses on securities available for sale.

FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance-sheet financial instruments do not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

SEGMENT INFORMATION: While Bankshares' management monitors the revenue streams of various products, and services, operations are managed and financial performance is evaluated on a company-wide basis. The real estate development joint venture is immaterial to the overall financial statements. Accordingly, all of Bankshares' operations are considered by management to be aggregated in one reportable operating segment, banking.

IMPACT OF NEW ACCOUNTING ISSUES: A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess of cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will be amortized under the new standard, whereas goodwill, both amounts previously recorded and future amounts purchased, will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Adoption of this standard on January 1, 2002 did not have a material effect on Bankshares' financial statements.

RECLASSIFICATIONS: Certain items in the 2000 and 1999 financial statements and the notes thereto have been reclassified to conform with the 2001 presentation.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 2 - SECURITIES AVAILABLE FOR SALE

Securities available for sale at December 31, 2001 and 2000 are summarized as follows (in thousands):


                                                                           Gross               Gross
                                                      Amortized         Unrealized          Unrealized             Fair
                                                         Cost              Gains               Losses              Value
                                                      ---------          ---------           ---------           ---------
 DECEMBER 31, 2001
     Equity securities                                $   2,782          $      93           $      --           $   2,875
     Mutual funds                                        36,000                 --                (534)             35,466

     Corporate debt issues
         Preferred term securities                        1,974                 39                  --               2,013
         Bear Stearns Corporate Bond                      4,940                 --                 (44)              4,896
                                                      ---------          ---------           ---------           ---------
                                                          6,914                 39                 (44)              6,909
     Mortgage-backed and related securities
         United States agency pass-through
           certificates                                  32,243                732                  --              32,975
         Collateralized mortgage obligations             10,598                341                  --              10,939
                                                      ---------          ---------           ---------           ---------
                                                         42,841              1,073                  --              43,914
                                                      ---------          ---------           ---------           ---------

                                                      $  88,537          $   1,205           $    (578)          $  89,164
                                                      =========          =========           =========           =========

DECEMBER 31, 2000
     Equity securities                                $      32          $      28           $      --           $      60
     United States Government and
       agency obligations                                34,395                 17                (171)             34,241
     Mutual funds                                        36,000                 --                (763)             35,237

     Corporate debt issues
         Preferred term securities                        2,000                 --                  --               2,000
         Bear Stearns Corporate Bond                      4,915                 --                (285)              4,630
         Auto Bonds Receivable Corp.                        254                 --                 (25)                229
                                                      ---------          ---------           ---------           ---------
                                                          7,169                 --                (310)              6,859
     Mortgage-backed and related securities
         United States agency pass-through
           certificates                                  43,021                391                (184)             43,228
         Collateralized mortgage obligations             11,728                 94                 (29)             11,793
                                                      ---------          ---------           ---------           ---------
                                                         54,749                485                (213)             55,021
                                                      ---------          ---------           ---------           ---------

                                                      $ 132,345          $     530           $  (1,457)          $ 131,418
                                                      =========          =========           =========           =========



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 2 - SECURITIES AVAILABLE FOR SALE (Continued)

The table below sets forth the contractual maturity distribution of securities available for sale at December 31, 2001 (in thousands).

                                               Amortized          Fair
                                                  Cost            Value
                                               ---------         -------
Due in one year or less                         $    --          $    --
Due after one year through five years                --               --
Due after five years through ten years               --               --
Due after ten years                               6,914            6,909
Mortgage-backed and related securities           42,841           43,914
Equity securities                                38,782           38,341
                                                -------          -------
                                                $88,537          $89,164
                                                =======          =======

Proceeds from the sale of securities available for sale were $0, $15,075,000, and $0, during the years ended December 31, 2001, 2000, and 1999, respectively. Proceeds from the payoff of securities available for sale and the loss recognized on the payoff were $246,000 and $8,000, respectively for the year ended December 31, 2001. There was a $75,000 and $0 gross realized gain during the years ended December 31, 2000 and 1999, respectively.

Securities, with carrying values of approximately $13,752,000 and $7,638,000 at December 31, 2001 and 2000, were pledged as collateral for purposes required or permitted by law.

During the quarter ended December 31, 1999, management determined that the decline in fair value on the Association's investment in Auto Bond Receivables was other than temporary resulting in a write down of $138,000 and a reclassification from held to maturity to available for sale. During the year ended December 31, 2000, management determined that a further decline in the fair value had occurred resulting in an additional write down of $138,000. The bonds were paid off during the year ending December 31, 2001 resulting in the above-mentioned loss of $8,000.



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 3 - SECURITIES HELD TO MATURITY

Securities held to maturity at December 31, 2001 and 2000 are summarized as follows (in thousands)



                                                                          Gross             Gross
                                                      Amortized        Unrecognized      Unrecognized           Fair
                                                         Cost             Gains              Losses             Value
                                                      ---------          --------           --------           --------
DECEMBER 31, 2001
     United States Government and
       agency obligations                              $ 18,037          $  2,430           $     --           $ 20,467
     Mortgage-backed and related securities
         United States agency pass through
           certificates                                     885                45                 (4)               926
         Agency for International Development
           pass through certificates                         51                --                 --                 51
         Collateralized mortgage obligations              4,977               132                 (3)             5,106
         CMO residual interest bonds                          1                --                 --                  1
                                                       --------          --------           --------           --------
                                                          5,914               177                 (7)             6,084
     Corporate debt issues

         Chase Federal mortgage-backed bond               4,980               170                 --              5,150
                                                       --------          --------           --------           --------

                                                       $ 28,931          $  2,777           $     (7)          $ 31,701
                                                       ========          ========           ========           ========
DECEMBER 31, 2000
     United States Government and
       agency obligations                              $ 16,207          $  2,569           $     --           $ 18,776
     Mortgage-backed and related securities:
         United States agency pass through
           certificates                                   3,900                48                (42)             3,906
         Agency for International Development
           pass through certificates                         98                --                 --                 98
         Collateralized mortgage obligations              8,356                14                (82)             8,288
         CMO residual interest bonds                          1                --                 --                  1
                                                       --------          --------           --------           --------
                                                         12,355                62               (124)            12,293
     Corporate debt issues

         Chase Federal mortgage-backed bond               5,463               204                 --              5,667
                                                       --------          --------           --------           --------

                                                       $ 34,025          $  2,835           $   (124)          $ 36,736
                                                       ========          ========           ========           ========



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 3 - SECURITIES HELD TO MATURITY (Continued)

The table below sets forth the contractual maturity distribution of the securities held to maturity at December 31, 2001 (in thousands).

                                               Carrying          Fair
                                                 Value           Value
                                                -------          -------
Due in one year or less                         $    --          $    --
Due after one year through five years            18,037           20,467
Due after five years through ten years            4,980            5,150
Mortgage-backed and related securities            5,914            6,084
                                                -------          -------

                                                $28,931          $31,701
                                                =======          =======

There were no sales of securities held to maturity during the years ended December 31, 2001, 2000, and 1999. The fair value of securities held to maturity is based on quoted market prices.

Mortgage-backed securities represent participating interest in pools of long-term first mortgage loans. Although mortgage-backed securities are initially issued with a stated maturity date, the underlying mortgage collateral may be prepaid by the mortgagee and, therefore, such certificates may not reach their maturity date.

The Association also invests in mortgage-related securities such as collateralized mortgage obligations ("CMOs"), CMO residual interest bonds, and real estate mortgage investment conduits ("REMICs"). These securities are generally divided into tranches whereby principal repayments from the underlying mortgages are used sequentially to retire the securities according to the priority of the tranches. The Association invests primarily in senior sequential tranches of CMOs. Such tranches have stated maturities ranging from 6.5 years to 30 years; however, because of prepayments, the expected weighted average life of these securities is less than the stated maturities. At December 31, 2001, the Association had $4,978,000 in such mortgage-related securities, which were held for investment and had a fair value of $5,107,000. The fixed-rate CMOs have coupon rates ranging from 6.15% to 10.0%.

FEDERAL HOME LOAN BANK ("FHLB") STOCK: At December 31, 2001 and 2000, the Association held $8,063,000 of FHLB Stock, which approximates fair value. FHLB Stock is not readily marketable as it is not traded on a registered security exchange. The Association is required to purchase stock as a member of the FHLB. The required purchases are determined by the level of the Association's FHLB advances.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 4 - LOANS RECEIVABLE

Loans receivable consisted of the following (in thousands):

                                                    2001               2000
                                                 ---------           ---------
Real estate loans
    Residential 1-4 family                       $ 519,402           $ 511,324
    Residential 1-4 family construction             68,712             113,179
    Multi-family                                     7,048              10,501
    Multi-family construction                       20,969              33,960
    Commercial                                      35,535              37,255
    Non-residential construction                    15,965               8,170
    Land                                            22,362              20,216
                                                 ---------           ---------
                                                   689,993             734,605
Non-real estate loans
    Consumer                                        15,269              14,029
    Commercial business                              8,210               5,454
                                                 ---------           ---------
                                                    23,479              19,483
                                                 ---------           ---------
                                                   713,472             754,088
Less:
    Undisbursed loan proceeds                       42,706              60,874
    Unearned discount and premium and
      net deferred loan fees and costs              (1,896)             (1,955)
    Allowance for loan losses                        9,243               3,875
                                                 ---------           ---------

                                                 $ 663,419           $ 691,294
                                                 =========           =========

LOANS SERVICED FOR OTHERS: Mortgage loans serviced for others are not included in the consolidated statements of financial condition. The unpaid balances of these loans at December 31, 2001, 2000 and 1999 were $6,295,000, $9,173,000 and
$11,277,000, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing were $14,000, $34,000 and $54,000, respectively.

LOANS HELD FOR SALE: The Association originates both adjustable- and fixed-rate loans. Adjustable-rate as well as fixed-rate loans with original maturities of 15 years or less are held in the Association's portfolio. Based on management's assessment of current portfolio mix and Board of Directors' established limits, fixed-rate loans with maturities greater than 15 years are either held in the portfolio or sold in the secondary market when originated, except those originated for special financing on low income housing. There were no loans held for sale included in loans receivable at December 31, 2001 and 2000.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 4 - LOANS RECEIVABLE (Continued)

ALLOWANCE FOR LOAN LOSSES: An analysis of the changes in the allowance for loan losses for the years ended December 31, 2001, 2000 and 1999, is as follows (in thousands):

                                   2001              2000              1999
                                 -------           -------           -------
Balance, beginning of period     $ 3,875           $ 3,923           $ 3,160
Provision charged to income        5,138               376               905
Losses charged to allowance          (14)             (424)             (146)
Recoveries                           244                --                 4
                                 -------           -------           -------

Balance, end of year             $ 9,243           $ 3,875           $ 3,923
                                 =======           =======           =======

IMPAIRED LOANS: An analysis of the recorded investment in impaired loans is as follows (in thousands):

                                      2001            2000             1999
                                    -------          -------          -------
Impaired loan balance               $11,592          $ 2,667          $     5
Related allowance                     3,611               --               --
Average impaired loan balance         4,233            2,180               71
Interest income recognized              218              243               --

NON-PERFORMING LOANS AND REAL ESTATE OWNED: The following table sets forth information regarding non-accrual loans delinquent 90 days or more, and real estate acquired or deemed acquired by foreclosure at the dates indicated. When a loan is delinquent 90 days or more, all accrued interest on such loans is reversed and the loan ceases to accrue interest thereafter, until the loan is brought current or it is acquired through foreclosure.


                                                             2001            2000              1999
                                                            ------           ------           ------
                                                                     (Dollars In Thousands)
     Non-performing loans
         One- to four-family residential                    $2,502           $2,888           $1,015
         Commercial and multi-family real estate                --               --                5
         Consumer and commercial business loans                  2                8               12
         Land                                                    6              420                7
                                                            ------           ------           ------
                                                             2,510            3,316            1,039
     REO                                                       194              170              494
     Other repossessed assets                                   --               --               --
                                                            ------           ------           ------

         Total non-performing assets                        $2,704           $3,486           $1,533
                                                            ======           ======           ======
Total non-performing loans to net loans receivable            0.38%            0.48%            0.17%
Total non-performing loans to total assets                    0.26             0.34             0.12
Total non-performing assets to total assets                   0.28             0.36             0.17



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 4 - LOANS RECEIVABLE (Continued)

LOANS TO OFFICERS AND DIRECTORS: The Association offers loans to its employees, including directors and executive officers, at prevailing market interest rates. The total loans to such persons did not exceed 5% of shareholders' equity at December 31, 2001. At December 31, 2001 and 2000, the total amount of loans to directors, executive officers, and associates of such persons was $719,000 and $784,000, respectively. During 2001, principal advances and repayments on loans to officers and directors totaled $124,000 and $94,000, respectively. In addition, the 2000 balance included loans to a director and an officer who retired in 2001. Such loans aggregated $95,000.

NOTE 5 - PLEDGED ASSETS

In the normal course of doing business, the Association is required to comply with certain collateral requirements. The following tables set forth amounts of various asset components, as of December 31, 2001 and 2000, which were pledged as collateral (in thousands).


                                                                    2001             2000
                                                                  --------          --------
Real estate loans (unpaid principal balance)                      $126,080          $138,494
FHLB stock and accrued dividends                                     8,063             8,220
                                                                  --------          --------

                                                                  $134,143          $146,714
                                                                  ========          ========
Other pledged assets
    Deposits of public funds - State of Florida
         Mortgage-backed and related securities                   $ 11,652          $  5,538
    Line of credit - Federal Reserve Bank of Atlanta
         United States Government and agency obligations             1,800             1,800
    Treasury tax and loan deposits
         United States Government and agency obligations               300               300
    Mortgage-backed bond
         Unpaid principal balance of loans                          23,777            27,074
                                                                  --------          --------

                                                                  $ 37,529          $ 34,712
                                                                  ========          ========


FHLB ADVANCES: The Association has a security agreement with the FHLB which includes a blanket floating lien that requires the Association maintain as collateral for its advances the Association's FHLB capital stock and first mortgage loans equal to 100% of the unpaid amount of FHLB advances outstanding.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 6 - PREMISES AND EQUIPMENT AND REAL ESTATE HELD FOR INVESTMENT

Premises and equipment and real estate held for investment at December 31, 2001 and 2000 are summarized as follows (in thousands):

                                             2001              2000
                                           --------           --------
Premises and equipment
    Land                                   $  8,849           $  8,488
    Buildings and improvements               22,715             20,069
    Furniture and equipment                  16,049             15,418
                                           --------           --------
                                             47,613             43,975
    Less accumulated depreciation           (18,901)           (18,652)
                                           --------           --------

                                           $ 28,712           $ 25,323
                                           ========           ========
Real estate held for investment
    Land                                   $    604           $    604
    Buildings and improvements                2,119              1,706
                                           --------           --------
                                              2,723              2,310
    Less accumulated depreciation              (230)              (117)
                                           --------           --------

                                           $  2,493           $  2,193
                                           ========           ========


NOTE 7 - INVESTMENT IN AND ADVANCES TO REAL ESTATE VENTURE

On July 12, 1999, the Association's wholly owned subsidiary, Palm River, entered into a development agreement (the "Agreement") with CRC Development Company ("CRC") to develop and sell 17 riverfront single-family lots and to construct and sell 48 condominiums, 22 carriage duplex homes and 113 villa single-family homes. The project consists of 117 acres of land in Indian River County, Florida. The project is known as the River Club at Vero Beach LLC ("River Club").

Under the terms of the Agreement, Palm River funded the costs of acquiring the land, using advances from the Association, and receives interest on any outstanding funding. In addition, an interest-earning loan from Bankshares to River Club is secured by the vertical construction and land. Such loans are included within "Investment in and Advances to Real Estate Venture" in the Consolidated Statements of Financial Condition. Profits from home and lot sales, after interest, are to be split equally between CRC and Palm River. Cash flows are allocated to Palm River and Bankshares to pay off any outstanding funding and interest, then split evenly between the parties. Since the substance of the Agreement is that of a joint venture, the Association accounts for it as such.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 7 - INVESTMENT IN AND ADVANCES TO REAL ESTATE VENTURE (Continued)

The condensed financial information for the River Club is as follows (in thousands):

                                 BALANCE SHEETS


                                                           2001              2000
                                                         --------           --------
ASSETS
    Cash                                                 $    252           $     65
    Land                                                   11,264             11,499
    Construction in progress                                  357              1,606
    Improvements and equipment                              6,700                 --
    Receivables from partners                                 148                 61
                                                         --------           --------

                                                         $ 18,721           $ 13,231
                                                         ========           ========
LIABILITIES AND PARTNERS' CAPITAL
    Advances and interest due to Palm River              $ 23,322           $ 16,383
    Other liabilities                                         826                 88
Partners' capital
    Palm River                                             (2,716)            (1,625)
    CRC                                                    (2,711)            (1,615)
                                                         --------           --------

                                                         $ 18,721           $ 13,231
                                                         ========           ========


                         SUMMARY OF OPERATIONS
                       Years ended December 31,

                                                           2001               2000
                                                         --------           --------
Income
    Sales                                                $    994           $     --
    Interest income                                             8                  6
                                                         --------           --------
                                                            1,002                  6
Expenses
    Cost of sales                                             479                  1
    General and administrative                                930                859
    Sales and marketing                                       398                357
    Interest expense                                        1,382              1,411
                                                         --------           --------
                                                            3,189              2,628
                                                         --------           --------

NET LOSS                                                 $ (2,187)          $ (2,622)
                                                         ========           ========



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 7 - INVESTMENT IN AND ADVANCES TO REAL ESTATE VENTURE (Continued)


                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                   Palm River           CRC
                                                   ----------         -------
BALANCE - DECEMBER 31, 1998                         $    --           $    --
Cash contributed by CRC                                  --                10
Net loss for the year ended December 31, 1999          (314)             (314)
                                                    -------           -------

BALANCE - DECEMBER 31, 1999                            (314)             (304)
Net loss for the year ended December 31, 2000        (1,311)           (1,311)
                                                    -------           -------

BALANCE - DECEMBER 31, 2000                          (1,625)           (1,615)
Net loss for the year ended December 31, 2001        (1,091)           (1,096)
                                                    -------           -------

BALANCE - DECEMBER 31, 2001                         $(2,716)          $(2,711)
                                                    =======           =======


NOTE 8 - DEPOSITS

Individual deposits greater than $100,000 at December 31, 2001 and 2000 aggregated approximately $165,597,000 and $119,409,000, respectively. Deposits in excess of $100,000 are not insured.

The total of related party deposits owned by directors, executive officers, and associates of such persons was $3,164,000 and $3,958,000 at December 31, 2001 and 2000, respectively.

Scheduled maturities of certificate accounts at December 31, 2001 and 2000 were as follows (in thousands):

                                       2001              2000
                                     --------          --------
          Less than 1 year           $301,499          $273,990
          1 year - 2 years             17,132           118,210
          2 years - 3 years            10,103             9,441
          3 years - 4 years            24,418             6,235
          4 years - 5 years             6,595            23,701
                                     --------          --------

                                     $359,747          $431,577
                                     ========          ========


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 9 - ADVANCES FROM FEDERAL HOME LOAN BANK

At December 31, 2001 and 2000, outstanding advances from the FHLB totaled $134,143,000 and $146,714,000, respectively.

Scheduled maturities of FHLB advances at December 31, 2001 were as follows (in thousands):

        Years ending            Average Interest            Amount
        December 31,                 Rate                  Maturing
        ------------            ----------------           --------

          2002                       6.09%                 $ 11,071
          2003                       5.43                    19,072
          2004                       5.76                    35,000
          2008                       5.51                    27,000
          2009                       5.06                    10,000
          2010                       5.63                    32,000
                                                           --------

                                     5.61%                 $134,143
                                     ====                  ========

Prepayment of certain remaining advances is permitted only upon the Association's termination of its FHLB membership, while others are subject to prepayment penalties under the provisions and conditions of the credit policy of the FHLB. The Association did not incur prepayment penalties for the years ended December 31, 2001, 2000, and 1999.

NOTE 10 - MORTGAGE-BACKED BOND

On September 30, 1983, the Association sold two of its branch offices to another financial institution with the approval of the Federal Home Loan Bank Board ("FHLBB"), the predecessor to the OTS. Under terms of the sale, the Association issued a 10.94%, 30-year term mortgage-backed bond (the "Bond") for approximately $41,601,000. The Bond issue has a stated interest rate which was less than the market rate (assumed to have been 17.53%) for similar debt at the effective date of the sale. Accordingly, the Association recorded a discount on the Bond which is being accreted on the interest method over the life of the Bond.

The Bond bears an interest rate that is adjustable semi-annually, on April 1 and October 1, to reflect changes in the average of the United States 10-year and 30-year long-term bond rates less 73 basis points. The Bond's interest rate on December 31, 2001 and 2000 was 4.38% and 5.08%, respectively. The unamortized discount at December 31, 2001 and 2000 was $3,581,000 and $4,030,000,
respectively. Principal and interest payments are due quarterly. During the years ended December 31, 2001, 2000 and 1999, approximately $449,000, $460,000 and $464,000, respectively, of the discount was accreted.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 10 - MORTGAGE-BACKED BOND (Continued)

At December 31, 2001 and 2000, the Association held $18,037,000 and $16,207,000 (net of discounts of $3,763,000 and $5,593,000), respectively, of Salomon Brothers Certificates of Accrual on Treasury Securities ("CATS") which were purchased at the time of issuing the Bond. The accrual of interest on the CATS offsets the discount amortization of the Bond. The CATS are included in United States Government and agency obligations described in Note 3 to the consolidated financial statements.

At December 31, 2001, the Bond was repayable as follows (in thousands):

         Years ending
         December 31,                                         Amount
         ------------                                      -----------

           2002                                            $     1,387
           2003                                                  1,387
           2004                                                  1,387
           2005                                                  1,387
           2006                                                  1,387
           2007 and thereafter                                   9,291
                                                           -----------
                                                                16,226
           Less unamortized discount                             3,581
                                                           -----------

                                                           $    12,645
                                                           ===========
NOTE 11 - INCOME TAXES

In accordance with SFAS No. 109, deferred income tax assets and liabilities are computed annually for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 11 - INCOME TAXES (Continued)

The income tax provision consists of the following components for the years ended December 31, 2001, 2000 and 1999 (in thousands).

                    2001             2000             1999
                  -------           -------          -------

Current           $ 3,974           $ 2,637          $ 2,668
Deferred           (3,410)              464             (325)
                  -------           -------          -------

                  $   564           $ 3,101          $ 2,343
                  =======           =======          =======

Bankshares' provision for income taxes differs from the amounts determined by applying the statutory federal income tax rate to income before income taxes for the following reasons (in thousands):


                                              2001                        2000                       1999
                                      ---------------------      ---------------------      ---------------------
                                       Amount           %         Amount           %        Amount           %
                                      -------        ------      -------         -----      -------         -----
Tax at federal tax rate               $   927          34.0%     $ 3,330          35.0%     $ 3,107          35.0%
   State income taxes, net of
     federal income tax benefits          104           3.8          343           3.6          257           2.9
Low income housing credits               (552)        (20.2)        (305)         (3.2)        (600)         (6.8)
Other                                      85           3.1         (172)         (1.8)        (333)         (3.8)
Benefit of graduated tax rate              --            --          (95)         (1.0)         (88)         (0.9)
                                      -------        ------      -------        ------      -------        ------

                                      $   564          20.7%     $ 3,101          32.6%     $ 2,343          26.4%
                                      =======        ======      =======        ======      =======        ======




                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 11 - INCOME TAXES (Continued)

The tax effect of temporary differences that gave rise to deferred tax assets and deferred tax liabilities are presented below (in thousands):


                                                                2001              2000              1999
                                                               -------           -------           -------
Deferred tax liabilities
    Depreciation                                               $ 1,304           $ 1,074           $   995
    Unrealized gain on increase in fair value of
      securities available for sale                                403                --                --
    FHLB stock dividends                                           423               423               424
    Deferred loan costs                                            672             1,137               904
    Unamortized discount on mortgage-backed bond                 1,348             1,517             1,690
    Other                                                                             70                61
                                                               -------           -------           -------
                                                                 4,150             4,221             4,074
Deferred tax assets
    Excess of book bad debt reserve over tax reserve             3,407             1,335             1,337
    Retirement plans                                               495               340               479
    Unrealized loss on decrease in fair value
      of securities available for sale                              --                72             1,329
    Deferred loss on loans held for sale                            33                35                36
    Deferred compensation                                            8                24               129
    Investment in partnerships                                     785               203               137
    Other                                                          145                --               136
                                                               -------           -------           -------
                                                                 4,873             2,009             3,583
Valuation allowance on unrealized loss on decrease in
  fair value of securities available for sale                     (166)             (283)             (428)
                                                               -------           -------           -------
                                                                 4,707             1,726             3,155
                                                               -------           -------           -------

                                                               $  (557)          $ 2,495           $   919
                                                               =======           =======           =======


Under the Internal Revenue Code, the Association may, for tax purposes, deduct a provision for bad debts in excess of such provisions recorded in the financial statements. Retained earnings at December 31, 2001 included approximately $11,388,000, consisting of bad debt deductions accumulated prior to 1988, on which no provision for federal income taxes has been made. The related amount of unrecognized deferred tax liability was approximately $4,285,000.



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 12 - COMMITMENTS AND CONTINGENCIES

LOAN COMMITMENTS: In the normal course of business, the Association makes commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The interest rates on both fixed- and variable-rate loans are based on the market rates in effect on the date of closing.

Commitments generally have fixed expiration dates of 30 to 60 days and other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Association upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies, but may include single-family homes, marketable securities and income-producing residential and commercial properties. Credit losses may occur when one of the parties fails to perform in accordance with the terms of the contract. The Association's exposure to credit risk is represented by the contractual amount of the commitments to extend credit. Commitments to extend credit for real estate loans, excluding undisbursed portions of loans in process, were approximately $14,278,000 and $6,894,000 at December 31, 2001 and 2000, respectively. There were no commitments to originate non-mortgage loans at December 31, 2001 and 2000. Undisbursed portions of loans in process totaled $42,706,000 and $60,874,000 at December 31, 2001 and 2000, respectively.

At December 31, 2001, the $14,278,000 of real estate loan commitments were comprised of approximately $6,342,000 of fixed-rate commitments and $7,936,000 of variable-rate commitments. These commitments are at prevailing market rates and terms. Interest rates on fixed-rate loan commitments ranged from 6.13% to 7.50%. No value is placed on the commitments as the borrower is required to close at the market rates in effect on the date of closing. No fees are received in connection with such commitments.

Unused consumer lines of credit totaled $10,023,000 and $9,909,000 at December 31, 2001 and 2000, respectively. Commercial lines and letters of credit and other loan commitments totaled $11,700,000 and $10,534,000 at December 31, 2001 and 2000, respectively. There were no commitments to sell loans at December 31, 2001 or 2000. Commitments to purchase loans at December 31, 2001 and 2000 were $0 and $4,269,000, respectively. There were no commitments to purchase or sell securities at December 31, 2001 or 2000.



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 12 - COMMITMENTS AND CONTINGENCIES (Continued)

LEASE COMMITMENTS: The Association leases various properties for original periods ranging from 2 to 25 years. Rent expense for the years ended December 31, 2001, 2000 and 1999 was approximately $392,000, $462,000 and $498,000, respectively. At December 31, 2001, future minimum lease payments under these operating leases were as follows (in thousands):

               Years ending
               December 31,                                Amount
               ------------                                ------

                  2002                                  $       180
                  2003                                          156
                  2004                                           78
                                                        -----------

                                                        $       414
                                                        ===========

LINE OF CREDIT: The Association has a $1,800,000 available line of credit with the Federal Reserve Bank of Atlanta which is secured by United States Government and agency obligations (see Note 5). At December 31, 2001 and 2000, the Association had no outstanding advances.

CASH RESTRICTIONS: At December 31, 2001 and 2000 respectively, the Association maintained a $575,000 and $625,000 required two-week average balance in a clearing account at the Federal Reserve Bank of Atlanta.

NOTE 13 - BENEFIT PLANS

SUPPLEMENTAL RETIREMENT INCOME PLAN ("SERP"): During 1989, the Association's Board of Directors established a supplemental nonqualified unfunded defined benefit plan for certain officers. For the years ended December 31, 2001, 2000 and 1999, the net periodic expense for the officers' plan totaled $425,000, $186,000 and $114,000, respectively. The SERP allows for immediate vesting upon retirement of the participants.

Information about the SERP was as follows (in thousands):

                                                          2001          2000
                                                        --------     ---------

     Change in benefit obligation:
         Beginning benefit obligation                   $    904     $    734
         Accrued benefits                                    425          186
         Benefits paid                                       (16)         (16)
                                                        --------     --------

                                                        $  1,313     $    904
                                                        ========     ========




                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 13 - BENEFIT PLANS (Continued)

PENSION PLAN: The Board of Directors approved the termination of the Association's defined benefit pension plan in March 2000. Benefit accruals for plan participants were frozen as of May 1, 2000. As a result of the plan's termination, vested plan benefits were paid to plan participants in the fourth quarter of 2000. A $289,000 net gain was recognized on the plan termination, net of $263,000 in actuary fees and other expenses associated with the plan termination.

Information about the pension plan was as follows (in thousands):

                                                                    2000
                                                                -----------
         Change in benefit obligation:
             Beginning benefit obligation                       $    10,097
             Service cost                                               205
             Interest cost                                              703
             Actuarial gain                                           2,137
             Plan curtailment                                          (946)
             Benefits paid                                          (12,196)
                                                                -----------
         Change in plan assets, at fair value:
             Beginning plan assets                                   11,278
             Actual return                                              778
             Employer contribution                                      140
             Benefits paid                                          (12,196)
                                                                -----------
         Funded status                                                   --
         Unrecognized net actuarial gain                                 --
         Unrecognized prior service cost                                 --
                                                                -----------

             Accrued benefit cost                               $        --
                                                                ===========





                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 13 - BENEFIT PLANS (Continued)

The components of pension expense and related actuarial assumptions were as follows (in thousands):


                                                                 2000               1999
                                                                -------            -------
      Service cost                                              $   205            $   725
      Interest cost                                                 703                598
      Expected return on plan assets                               (855)              (807)
      Amortization of prior service cost                            (71)               (69)
      Recognized net actuarial gain                                 (23)               (52)
      Expense due to plan amendment                               2,705                 --
      Income due to plan curtailment                             (3,651)                --
      Expense due to plan settlement                                589                 --
                                                                -------            -------

                                                                $  (398)           $   395
                                                                =======            =======

      Discount rate on benefit obligation                          7.25%              6.75%
      Long-term expected rate of return on plan assets             7.50%              7.50%
      Rate of compensation increase                                5.00%              5.00%


For the year ended December 31, 1999, pension expense amounts were based upon actuarial computations.

The Board of Directors established a 401(k) savings and retirement plan (the "401(k) plan") for the benefit of the officers and employees of the Association during 2000. The plan allows employee contributions up to 15% of their compensation, to a maximum of $10,500, which are matched equal to 50% of the first 6% of the compensation contributed. Expense of matched contributions by the Association totaled $204,000 and $113,000 for 2001 and 2000, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN: As of December 31, 2001, the ESOP had outstanding loan balances of $0 (Loan I) and $3,501,000 (Loan II) related to the purchases of 389,248 shares and 437,652 shares of common stock, respectively, in the open market. Collateral for the loans is the common stock purchased by the ESOP. Payment of the loans is principally from the Association's contributions to the ESOP over a period of up to seven years and 15 years, respectively. Interest on ESOP Loan I was a fixed interest rate of 8.50% for the term of loan. Interest on ESOP Loan II is a fixed rate of 7.75% for the term of the loan. Contributions of principal and interest for the years ended December 31, 2001, 2000 and 1999 totaled $830,000, $1,035,000 and $1,092,000, respectively.



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 13 - BENEFIT PLANS (Continued)

Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plan" ("SOP 93-6") requires that the Association reflect shares allocated to employees under the ESOP as compensation expense at their fair value, rather than cost. The difference between the cost of such shares and their fair value is treated, net of tax, as an adjustment of additional paid-in capital. Contributions to the ESOP will be in an amount proportional to the repayment of the ESOP loans, and will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. In accordance with generally accepted accounting principles, the unallocated shares held by the ESOP are shown as a deduction from shareholders' equity.

Information related to the ESOP was as follows:


                                                      2001               2000                1999
                                                  ----------          ----------          ----------
     Number of shares allocated                       63,641              84,784              84,784
     Average fair value per share                 $    15.01          $    11.60          $    12.45
                                                  ----------          ----------          ----------

         Compensation expense                     $  955,000          $  983,000          $1,056,000
                                                  ==========          ==========          ==========

     Number of shares distributed                     15,559              17,283              14,386
                                                  ==========          ==========          ==========


Shares held by the ESOP were as follows:


                                                                          2001                2000
                                                                      ----------          ----------
     Allocated to participants                                           412,964             364,904
     Unallocated                                                         350,146             413,765
                                                                      ----------          ----------

                                                                         763,110             778,669
                                                                      ==========          ==========

     Fair value of unallocated shares                                 $6,649,000          $5,352,000
                                                                      ==========          ==========


RECOGNITION AND RETENTION PLANS: Bankshares has two RRPs for the benefit of the Association's directors, officers, and other key employees. Under these plans, the fair value of the shares on the date of award is being recognized as compensation expense over the vesting period. The vesting period for both plans is five years.



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 13 - BENEFIT PLANS (Continued)

1995 RRP - In January 1995, the shareholders of the Association approved the 1995 RRP for certain officers and non-employee directors of the Association. Concurrent with such approval, such officers and directors were awarded 181,756 shares of common stock, which vested over a five year period beginning in January 1996. To fund the 1995 RRP, 181,756 shares were issued from authorized but unissued shares of common stock in July 1995. Certain of these shares were forfeited. 2,044 of the forfeited shares were granted to an officer in January 1996. These shares began the five-year vesting period in January 1997. In May 1999, the remaining 8,525 forfeited shares as well as 12,868 shares purchased in the open market were awarded to certain officers, key employees and non-employee directors of the Association. These shares will also vest over a five year period which began in May 2000.

1999 RRP - In June 1999, the shareholders of Bankshares approved the 1999 RRP for certain officers, key employees and non-employee directors of the Association. Concurrent with such approval, such officers, key employees and directors were awarded 218,826 shares of common stock, which vest over a five year period beginning in June 2000. To fund the 1999 RRP, 218,826 shares of Bankshares' common stock were purchased in the open market.

Unamortized deferred compensation of $1,182,000 at December 31, 2001 is reflected as a reduction of shareholders' equity for the RRPs. Compensation expense related to the RRPs was $726,000, $679,000, and $539,000, for the years ended December 31, 2001, 2000, and 1999, respectively.

STOCK OPTION PLANS: Bankshares has two stock option plans for the benefit of the Association's directors, officers, and other key employees. Under these plans, the option exercise price cannot be less than the fair value of the underlying common stock as of the date of the option grant and the maximum option term cannot exceed ten years.

1995 SOP - The number of shares of Bankshares' common stock reserved for issuance under the 1995 SOP was equal to 486,561 shares or 10% of the total number of common shares issued to persons other than the Mid-Tier Holding Company, pursuant to the Association's conversion to the stock form of ownership in 1994. All stock options issued under this plan vest over five years from the date of grant. Stock options totaling 485,467 were granted to certain directors, officers, and employees in 1995, and the first installment became exercisable on January 18, 1996. The first installment of a 1997 grant of 15,333 shares to an officer of the Association became exercisable on January 18, 1998. An additional grant of 35,513 options was made to certain directors, officers and employees on May 19, 1999, and the first installment under this grant vested and was exercisable on May 19, 2000. Additional grants of 408 and 94 options were made to two new directors in April and September 2000, respectively. The first installments of these grants vested and were exercisable on April 26, 2001 and September 15, 2001, respectively.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 13 - BENEFIT PLANS (Continued)

1999 SOP - The number of shares of Bankshares' common stock reserved for issuance under the 1999 SOP was equal to 547,065 shares which was equal to 10% of the shares of common stock sold by Bankshares in the Reorganization. The stock options granted to the directors, officers, and employees vest in five equal annual installments. The first installment vested and became exercisable on June 18, 2000.

Below is a summary of options transactions:


                                                           ------Option Price------
                                                                            Average
                                        Number of          Exercise        Aggregate
                                         Options           Price Per       Exercise
                                       Outstanding           Share           Price
                                        --------           --------       -----------
Options Outstanding:
Balance - December 31, 1998              419,746           $  --          $ 2,343,000
    Granted                              582,578              12.20         7,107,000
    Exercised                            (38,433)              5.44          (209,000)
    Canceled                             (10,631)             12.19          (130,000)
                                         --------                         -----------
Balance - December 31, 1999              953,260                            9,111,000
    Granted                                  502              10.85             5,000
    Exercised                           (138,618)              5.44          (754,000)
    Canceled                                (920)             12.37           (11,000)
                                        --------                           -----------
Balance - December 31, 2000              814,224              10.26         8,351,000
    Granted                                   --                 --                --
    Exercised                           (117,891)              8.08          (953,000)
    Canceled                                  --                 --                --
                                        --------           --------       -----------

Balance - December 31, 2001              696,333           $  10.62       $ 7,398,000
                                        ========           ========       ===========




                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 13 - BENEFIT PLANS (Continued)

Options exercisable at December 31, 2001, 2000, and 1999, totaled 424,007, 372,673, and 288,330, respectively. Bankshares adopted the disclosure-only option under SFAS No. 123, "Accounting for Stock-based Compensation" as of January 1, 1997. The fair value of options granted under the stock option plans during the years ended December 31, 2001, 2000, and 1999 was estimated using the Binary Option Pricing Model with the following assumptions used:


                    Number of        Exercise       Fair Value      Risk Free     Expected      Expected     Dividend
    Grant Date       Options          Price         of Options  Interest Rate   Life (Years)   Volatility      Yield
    ----------      ---------        --------       ----------  -------------   ------------   ----------    -------
     05/19/99         35,513         $12.375          $2.20         5.66%            5           18.10%        3.57%
     06/18/99        547,065          12.188           2.03         5.76             5           16.46         3.57
     04/26/00            408          10.500           2.04         5.76             5           19.08         3.56
     09/15/00             94          12.375           2.25         5.98             5           18.61         3.56


If compensation cost for the stock options had been determined based on the fair value at the grant date for awards under those plans consistent with the provisions of SFAS No. 123, Bankshares' net income and earnings per shares for the years ended December 31, 2001, 2000 and 1999 would have been reduced to the pro forma amounts indicated below:


                                                                  2001                 2000               1999
                                                               -----------         -----------        -----------
     Net income
         As reported                                           $5,436,000          $6,412,000         $6,534,000
         Pro forma                                              5,283,000           6,259,000          6,381,000
     Earnings per share
         As reported - basic                                         0.67                0.76               0.67
         Pro forma - basic                                           0.65                0.74               0.65
         As reported - diluted                                       0.65                0.74               0.65
         Pro forma - diluted                                         0.63                0.72               0.63



NOTE 14 - REGULATORY RESTRICTIONS ON RETAINED INCOME AND
          REGULATORY CAPITAL REQUIREMENT

The Association is subject to various regulatory capital requirements administered by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on Bankshares' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk-weighting and other factors.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 14 - REGULATORY RESTRICTIONS ON RETAINED INCOME AND
          REGULATORY CAPITAL REQUIREMENT (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of tangible capital of not less that 1.5% of adjusted total assets, total capital to risk-weighted assets of not less that 8.0%, Tier I capital equal to adjusted total assets of 3.0%, and Tier I capital to risk-weighted assets of 4.0% (as defined in the regulations). Management believes, as of December 31, 2001, that the Association meets all capital adequacy requirements to which it is subject.

As of December 31, 2001, the most recent notification from the OTS categorized the Association as "Well Capitalized" under the framework for prompt corrective action. To be considered well capitalized under Prompt Corrective Action Provisions, the Association must maintain total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events which have occurred since that notification that management believes have changed the Association's categorization.

The Association is required to report capital ratios unconsolidated with Bankshares. The Association's actual capital amounts and ratios are presented in the following tables (in thousands):


                                                                                                            To be Considered
                                                                                    For                     Well Capitalized
                                                                              Capital Adequacy            for Prompt Corrective
                                                     Actual                       Purposes                  Action Provisions
                                                ------------------           ------------------          ----------------------
                                                Ratio       Amount           Ratio       Amount            Ratio       Amount
                                                -----       ------           -----       ------            -----       ------
As of December 31, 2001
   Total Risk-Based Capital (to
     risk-weighted assets)                      13.9%       $76,916           8.0%       $44,356           10.0%       $55,445
   Core (Tier 1) Capital (to adjusted
     tangible assets)                            7.8         72,450           4.0         37,370            5.0         46,713
   Core (Tier 1) Capital (to
     risk-weighted assets)                      13.1         72,450           4.0         22,178            6.0         33,267


As of December 31, 2001, adjusted tangible assets and risk-weighted assets were $934,262,000 and $554,448,000, respectively.


As of December 31, 2000
   Total Risk-Based Capital (to
     risk-weighted assets)                      14.3%       $76,228           8.0%       $42,672           10.0%       $53,340
   Core (Tier 1) Capital (to adjusted
     tangible assets)                            7.7         72,419           4.0         37,452            5.0         46,815
   Core (Tier 1) Capital (to
     risk-weighted assets)                      13.6         72,419           4.0         21,336            6.0         32,004


As of December 31, 2000, adjusted tangible assets and risk-weighted assets were $936,291,000 and $533,399,000, respectively.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 14 - REGULATORY RESTRICTIONS ON RETAINED INCOME AND
          REGULATORY CAPITAL REQUIREMENT (Continued)

LIQUIDATION ACCOUNT: At the close of the conversion and reorganization of the Association in December 1998, a $50,800,000 liquidation account was established. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Association after December 15, 1998. The liquidation account is to be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. The balance of the liquidation account was $15,534,000 at December 31, 2001. Subsequent increases of such deposits will not restore an eligible depositor's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The Association may not pay dividends that would reduce shareholders' equity below the required liquidation account balance.

REPURCHASES OF COMMON STOCK: During the year ended December 31, 2000, Bankshares repurchased 916,128 shares of its common stock at a total cost of $11,106,000, or $12.12 per share as compared to 1,267,444 shares, at a total cost of $15,905,000, or $12.55 per share for 1999. As of December 31, 2000, a total of 2,183,572 shares of common stock had been repurchased at a total cost of $27,011,000, or $12.37 per share. There were no stock repurchases for the year ended December 31, 2001.

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each major classification of financial instruments at December 31, 2001 and 2000:

CASH AND CASH EQUIVALENTS - The carrying amounts reported in the Statement of Financial Condition for cash and cash equivalents approximates their fair value.

SECURITIES HELD TO MATURITY AND SECURITIES AVAILABLE FOR SALE - Fair value is determined by reference to quoted market prices or by use of broker price estimates.

LOANS RECEIVABLE, NET - The fair value of loans was estimated by using a method which approximates the effect of discounting the estimated future cash flows over the expected repayment periods using rates which consider credit risk and other relevant factors.

FHLB STOCK - The carrying amount of FHLB stock is a reasonable estimate of fair market value.

ACCRUED INTEREST RECEIVABLE - The carrying amount of accrued interest receivable is a reasonable estimate of fair market value.


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

DEPOSITS - Current carrying amounts approximate estimated fair value of deposits with no stated maturity, including demand deposits, interest bearing NOW accounts, passbooks and statement accounts, and money market accounts. Fair value for fixed maturity certificate of deposit accounts was estimated by discounting the contractual cash flow using a rate which reflects the Association's cost of funds and other relevant factors.

ADVANCES FROM FEDERAL HOME LOAN BANK - The fair value of advances from FHLB is estimated using the Association's cost of funds and other relevant factors.

MORTGAGE-BACKED BOND - The fair value of the Bond is estimated using the Association's cost of funds and other relevant factors.

ACCRUED INTEREST PAYABLE - The carrying amount of accrued interest payable is a reasonable estimate of fair market value.

COMMITMENTS TO EXTEND CREDIT - At December 31, 2001 and 2000, the fair value of commitments to extend credit was considered insignificant due to the short-term nature of the commitments.

The estimated fair values of the financial instruments were as follows (in thousands):


                                                      2001                               2000
                                           --------------------------          --------------------------
                                           Carrying           Fair             Carrying           Fair
                                             Value            Value              Value            Value
                                           --------          --------          --------          --------
Financial assets:
    Cash and cash equivalents              $104,087          $104,087          $ 45,118          $ 45,118
    Securities available for sale            89,164            89,164           131,418           131,418
    Securities held to maturity              28,931            31,701            34,025            36,736
    Loans receivable, net                   663,419           662,508           691,294           693,542
    FHLB stock                                8,063             8,063             8,063             8,063
    Accrued interest receivable               3,565             3,565             4,363             4,363

Financial liabilities:
    Deposits                               $686,278          $669,664          $681,069          $647,841
    Advances from FHLB                      134,143           140,118           146,714           144,979
    Mortgage-backed bond                     12,645            11,396            13,582            10,567
    Accrued interest payable                    443               443               510               510




                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 16 - CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following are condensed statements of financial condition as of December 31, 2001 and 2000, and condensed statements of operations and cash flows for the years ended December 31, 2001, 2000 and 1999. Since the reorganization of Bankshares and the Association was accounted for in a manner similar to a pooling of interests, these statements have been presented as if Bankshares was in existence for all periods covered by the consolidated financial statements (in thousands).

                        STATEMENTS OF FINANCIAL CONDITION
                                  December 31,

                                                 2001              2000
                                               --------          --------
ASSETS:
    Cash and cash equivalents                  $     76          $    108
    Investment in the Association                81,949            80,791
    Loans to the Association                     17,538             8,830
    Loans to the ESOP                             3,501             4,037
    Loans to River Club                          12,699             6,000
    Real estate loans                                --            12,500
    Other assets                                    271             1,127
                                               --------          --------

                                               $116,034          $113,393
                                               ========          ========
LIABILITIES AND SHAREHOLDERS' EQUITY:
    Liabilities                                $    949          $    930
    Shareholders' equity                        115,085           112,463
                                               --------          --------

                                               $116,034          $113,393
                                               ========          ========

                            STATEMENTS OF OPERATIONS
                            Years ended December 31,


                                                                  2001             2000             1999
                                                                 -------          -------          -------
Income                                                           $ 2,141          $ 2,068          $ 1,630
Expenses                                                           1,369              448              519
                                                                 -------          -------          -------
    Income before income taxes and equity in
      earnings of the Association                                    772            1,620            1,111
Provision for income taxes                                           289              610              418
                                                                 -------          -------          -------
    Income before equity in earnings of the Association              483            1,010              693
Equity in earnings of the Association                              1,678            5,402            5,841
                                                                 -------          -------          -------
    Net income                                                     2,161            6,412            6,534
Other comprehensive income, net of tax:
    Change in unrealized gain (loss) in market value
      of securities available for sale                             1,079            2,503           (2,926)
                                                                 -------          -------          -------

Comprehensive income, net of income taxes                        $ 3,240          $ 8,915          $ 3,608
                                                                 =======          =======          =======


                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 16 - CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS
  (Continued)

                            STATEMENTS OF CASH FLOWS
                            Years ended December 31,

                                                                        2001               2000              1999
                                                                      --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                       $  2,161           $  6,412           $  6,534
     Adjustments to reconcile net income to net
       cash used for operating activities:
         Equity in undistributed earnings of the Association               841               (914)            (2,541)
         Other                                                           1,954              2,382               (243)
                                                                      --------           --------           --------
              Net cash from operating activities                         4,956              7,880              3,750

CASH FLOWS FROM INVESTING ACTIVITIES
     Loans to subsidiaries                                             (14,871)             1,495              6,045
     Real estate loans                                                  12,500             (6,500)            (6,000)
     Dividends received from the Association                                --             11,106             15,905
                                                                      --------           --------           --------
         Net cash from investing activities                             (2,371)             6,101             15,950

CASH FLOWS FROM FINANCING ACTIVITIES
     Dividends paid                                                     (3,570)            (3,622)            (4,115)
     Purchase of treasury stock                                             --            (11,106)           (15,905)
     Proceeds from exercise of stock options                               953                754                209
                                                                      --------           --------           --------
         Net cash from financing activities                             (2,617)           (13,974)           (19,811)
                                                                      --------           --------           --------

Increase (decrease) in cash and cash equivalents                           (32)                 7               (111)

Cash and cash equivalents, beginning of period                             108                101                212
                                                                      --------           --------           --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                              $     76           $    108           $    101
                                                                      ========           ========           ========


OTS regulations place certain restrictions on the amount of dividends an association can pay to its holding company without the prior approval of the OTS. An application detailing the effect of proposed dividends on the Association's capital level must be submitted to the OTS before payment of any such dividends. Approval for up to $4,000,000 has been received from the OTS for 2001.



                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 17 - EARNINGS PER SHARE

A reconciliation of the numerators and denominators of basic and diluted earnings per share for the years ended December 31, 2001, 2000 and 1999, was as follows (in thousands except per share data):


                                                                2001                2000                 1999
                                                            -----------          -----------          -----------
Basic earnings per share
     Net income available to common shareholders            $     2,161          $     6,412          $     6,534
     Weighted average common shares outstanding               8,117,497            8,432,346            9,748,916
                                                            -----------          -----------          -----------
     Basic earnings per share                               $      0.27          $      0.76          $      0.67
                                                            ===========          ===========          ===========

Diluted earnings per share
     Net income available to common shareholders            $     2,161          $     6,412          $     6,534
                                                            -----------          -----------          -----------
     Weighted average common shares outstanding               8,117,497            8,432,346            9,748,916
     Add:  dilutive effects of assumed exercise of
       stock options and unvested RRP shares
         Stock options                                          222,385              123,772              216,482
         RRP shares                                              65,615              113,608              158,319
                                                            -----------          -----------          -----------
     Weighted average common and dilutive
       potential common shares outstanding                    8,405,497            8,669,726           10,123,717
                                                            -----------          -----------          -----------

Diluted earnings per share                                  $      0.26          $      0.74          $      0.65
                                                            ===========          ===========          ===========

Other comprehensive income components and related taxes were as follows (in thousands):


                                                                2001                2000                 1999
                                                            -----------          -----------          -----------
Unrealized holding gains and losses on
  available-for-sale securities                             $     1,562          $     3,685          $    (4,351)
Less reclassification adjustments for gains
  and losses later recognized in income                              (8)                  75                   --
                                                            -----------          -----------          -----------
Net unrealized gains and losses                                   1,554                3,760               (4,351)
Tax effect                                                         (475)              (1,257)               1,425
                                                            -----------           ----------          -----------

                                                            $     1,079           $    2,503          $    (2,926)
                                                            ===========           ==========          ===========




                                  (Continued)

                       COMMUNITY SAVINGS BANKSHARES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999


NOTE 19 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                        Quarters ended
                                                   -----------------------------------------------------------------
                                                   March 31,         June 30,       September 30,       December 31,
                                                   ---------         --------       -------------       ------------
                                                                      (Dollars in Thousands)
Year ended December 31, 2001:
     Interest income                               $ 17,080          $ 16,613          $ 16,063           $ 15,156
     Interest expense                                10,174             9,550             9,003              8,165
                                                   --------          --------          --------           --------
         Net interest income                          6,906             7,063             7,060              6,991

     Provision for loan losses                           90                90                90              4,868
     Other income                                     1,239             1,187             1,092              1,487
     Operating expense                                6,180             5,983             6,172              6,827
     Provision (benefit) for income taxes               641               622               612             (1,311)
                                                   --------          --------          --------           --------

         Net income                                $  1,234          $  1,555          $  1,278           $ (1,906)
                                                   ========          ========          ========           ========

     Basic earnings per share                      $   0.15          $   0.19          $   0.16           $  (0.23)
                                                   ========          ========          ========           ========
     Diluted earnings per share                    $   0.15          $   0.19          $   0.15           $  (0.23)
                                                   ========          ========          ========           ========

Year ended December 31, 2000:
     Interest income                               $ 15,538          $ 16,026          $ 16,840           $ 17,256
     Interest expense                                 8,397             8,889             9,906             10,310
                                                   --------          --------          --------           --------
         Net interest income                          7,141             7,137             6,934              6,946

     Provision for loan losses                          150                75                75                 76
     Net gain on termination of defined
       benefit plan                                      --               922               (15)              (618)
     Other income                                       931               784             1,174              1,086
     Operating expense                                5,820             5,552             5,569              5,592
     Provision for income taxes                         495             1,216               850                540
                                                   --------          --------          --------           --------
         Net income                                $  1,607          $  2,000          $  1,599           $  1,206
                                                   ========          ========          ========           ========

     Basic earnings per share                      $   0.19          $   0.23          $   0.19           $   0.15
                                                   ========          ========          ========           ========
     Diluted earnings per share                    $   0.18          $   0.23          $   0.18           $   0.15
                                                   ========          ========          ========           ========

